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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported): September 10, 2002
                                                        ------------------


                           THE MED-DESIGN CORPORATION
                 ----------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


      Delaware                       0-25852                  23-2771475
  ----------------            ---------------------       --------------
   (State or Other              (Commission File           (I.R.S. Employer
   Jurisdiction of                   Number)              Identification No.)
   Incorporation)

                   2810 Bunsen Avenue
                   Ventura, California                     93003
         ----------------------------------------        ---------
         (Address of Principal Executive Offices)        (Zip Code)




       Registrant's telephone number, including area code: (805) 339-0375
                                                           --------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.  Regulation FD Disclosure.

         As previously disclosed, the Med-Design Corporation (the "Company") entered into a co-promotion agreement with Abbott One2One Global Pharmaceutical Services ("Abbott") on May 14, 2001, under which both companies agreed to promote and market the Company's safety pre-filled Cartridge Injector (the "Device") and Abbott's fill-finishing services.

         In response to inquiries, the Company is providing the following update as to the progress Abbott and the Company have made under the agreement. Following submission of the original design of the Device, the Company redesigned the Device to facilitate its manufacture. Abbott and the Company have jointly presented their products and services, including the Device, to several pharmaceutical companies. The Company has engaged in follow-up discussions with several of these companies. Abbott and the Company have made a proposal to one pharmaceutical company that is still in the decision process. Abbott and the Company continue to market the Device to additional pharmaceutical companies.

         The Company cannot assure that its and Abbott's efforts will result in any contractual arrangements with pharmaceutical companies. The Company does not intend to disclose the names of any pharmaceutical company that is subject to its marketing efforts until a definitive arrangement has been reached.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE MED-DESIGN CORPORATION
                                                    (Registrant)


                                             By /s/ Joseph N. Bongiovanni
                                                ------------------------------
                                                  Joseph N. Bongiovanni, III
                                                  Vice President and Secretary



Dated: September 10, 2002